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[COOPERS & LYBRAND LETTERHEAD]

April 10, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Certified Grocers of California, Ltd. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K dated April 10, 1996 (date of earliest event reported). We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.